EXHIBIT 10


                 AMENDMENT NO. 1, DATED AS OF APRIL 22, 1999,
              TO HASBRO, INC. EMPLOYEE NON-QUALIFIED STOCK PLAN.



     WHEREAS, the Compensation and Stock Option Committee (the "Committee") of the Board of Directors of Hasbro, Inc. ("Hasbro") adopted the Employee Non-Qualified Stock Plan (the "Plan") on February 13, 1997; and

     WHEREAS, Hasbro declared two 3 for 2 stock splits, each in the form of a 50% stock dividend paid on March 21, 1997 and March 15, 1999, respectively, which increased the number of shares subject to the Plan from Four Million (4,000,000) to Nine Million (9,000,000); and

     WHEREAS, pursuant to the power of amendment granted to the Committee in
Section 13 of the Plan, the Committee approved an amendment to the Plan on April 22, 1999 to add an additional Nine Million (9,000,000) shares to the Plan;

     NOW, THEREFORE, in order to reflect and accomplish the foregoing, the Plan is hereby amended as follows, effective as of the date hereof:

     The first sentence of Section 5 of the Plan is amended to read in its entirety as follows:

     "The aggregate number and class of shares which may be made the subject of awards granted pursuant to the Plan is Eighteen Million (18,000,000) shares of common stock of Hasbro, par value $.50 per share (the "Common Stock"), subject in each case to adjustment as provided in Section 6, provided, however, that the number of shares which may be made the subject of awards granted or issued (a) in any one year may not exceed more than 5% of the outstanding Common Stock and (b) in any five year period may not exceed 10% of the outstanding Common Stock."

     IN WITNESS WHEREOF, Hasbro, Inc. has caused this Amendment No. 1 to be executed by its duly authorized officer as of the 22nd day of April, 1999.

                              HASBRO, INC.



                              By:     /s/ Phillip H. Waldoks
                                     -----------------------
                              Title: Senior Vice President - Corporate
                                     Legal Affairs and Secretary